Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 22, 2023, relating to the financial statements and financial highlights of Innovator Buffer Step-Up Strategy ETF, Innovator Power Buffer Step-Up Strategy ETF, Innovator Hedged TSLA Strategy ETF, Innovator Equity Managed Floor ETF, Innovator U.S. Equity 5 to 15 Buffer ETF™ - Quarterly, Innovator U.S. Equity 10 Buffer ETF™ - Quarterly, Innovator 20+ Year Treasury Bond 9 Buffer ETF™ – July, Innovator 20+ Year Treasury Bond 5 Floor ETF™ – Quarterly, Innovator Defined Wealth Shield ETF, and Innovator Equity Defined Protection ETF – 2 Yr to July 2025, each a series of Innovator ETFs Trust, for the year or period ended October 31, 2023, and to the references to our firm under the headings “Fund Service Providers” and “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ COHEN & COMPANY, LTD.

COHEN & COMPANY, LTD.

Milwaukee, Wisconsin

February 27, 2024